UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2018

LOCKHEED MARTIN CORPORATION
(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification No.)

6801 Rockledge Drive
Bethesda, Maryland		20817
(Address of principal executive offices)		(Zip Code)

(301) 897-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2018, Lockheed Martin Corporation (“Lockheed Martin” or the “Corporation”) announced that Bruce L. Tanner will be retiring from the Corporation. He will step down as Executive Vice President and Chief Financial Officer on February 11, 2019 but will remain an employee of the Corporation through mid-2019.

On December 7, 2018, the Board of Directors elected Kenneth R. Possenriede, currently vice president of finance and program management at Aeronautics, to succeed Mr. Tanner as Executive Vice President and Chief Financial Officer, effective February 11, 2019.

Mr. Possenriede, age 58, has served as vice president of finance and program management at Aeronautics since February 2016. Prior to that, he served as vice president and treasurer from July 2011 through February 2016, vice president, finance and business operations at Electronic Systems from July 2008 to June 2011 and vice president, finance and business operations at Space from September 2007 to June 2008.

Mr. Possenriede participates in compensation and benefit plans at levels consistent with his position and scope of responsibility. In connection with his promotion, the Management Development and Compensation Committee of the Board of Directors approved increases in Mr. Possenriede's base salary to $905,000 and in his target for an annual incentive under the Lockheed Martin Corporation Management Incentive Compensation Plan to 105% of base salary. Both compensation changes are effective February 11, 2019.

A copy of the press release announcing the election of Mr. Possenriede and the retirement of Mr. Tanner is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release of Lockheed Martin Corporation dated December 10, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCKHEED MARTIN CORPORATION
(Registrant)

Date: December 10, 2018	By:	/s/ Marian S. Block
Marian S. Block
Vice President and Associate General Counsel